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                                                                     Exhibit 5.1

                                         [Mayer Brown Rowe & Maw LLP Letterhead]

April 27, 2006

                                                    Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637

SPSS Inc.                                                Main Tel (312) 782-0600
233 South Wacker Drive                                   Main Fax (312) 701-7711
Chicago, Illinois 60606                                   www.mayerbrownrowe.com

Re: SPSS Inc. Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as special counsel to SPSS Inc., a Delaware corporation (the "Company"), in connection with the offer and sale of up to 2,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), pursuant to the Company's Second Amended and Restated 2002 Equity Incentive Plan (the "Plan"), as described in the Form S-8 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

As special counsel to the Company, we have examined originals or copies certified or otherwise identified to our satisfaction of the Company's Restated Certificate of Incorporation, the Company's By-laws, the Plan, resolutions of the Company's Board of Directors and such Company records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by all necessary corporate action and the Shares, when issued in conformity with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Mayer, Brown, Rowe & Maw LLP

                                        MAYER, BROWN, ROWE & MAW LLP

 Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles New York Palo Alto Paris Washington, D.C. Independent Mexico City Correspondent:
                        Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.